Exhibit 99.01

HOLDING CORP. NASDAQ: VCGH

PRESS RELEASE

VCG HOLDING CORP. ANNOUNCES 2008 FIRST QUARTER FINANCIAL RESULTS

•    REVENUES INCREASED 109% OVER Q1 2007

•    CASH FROM OPERATIONS INCREASES 69% IN 2008

•    SAME STORE SALES UP 6.4% IN Q1 2008

•    COMPANY REAFFIRMS EPS GUIDANCE OF $0.40 - $0.43

DENVER (BUSINESS WIRE) – May 12, 2008 — VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the first quarter ended March 31, 2008.

Total revenue, for the three months ended March 31, 2008, increased 109%to $13.3 million from $6.4 million for the same 2007 period. Cash flow from operating activities was up 69% from $1.1 million to $1.8 million. Income from operations of $2.9 million for the three months ended March 31, 2008 was up 102% compared with $1.4 million for the same period last year. Net income was $1.3 million, or $0.08 per basic share and $0.07 per fully diluted share on a fully taxed basis for the three months ended March 31, 2008. For the same period in 2007, net income was $1.0 million, or $0.07 per basic and fully diluted share. Comparable store sales increased 6.4% for the same 12 stores that VCG operated during the 2007 first quarter.

Total income taxes in the 2008 first quarter were significantly higher ($650,000) compared to the same period of 2007, which were $150,000. Had the first quarter of 2007 been fully taxed, the first quarter 2008 EPS fully diluted earnings per share would have been $0.07 versus $0.05 or a 40% increase in 2008 fully taxed earnings per share. The number of weighted average shares outstanding increased by 19% from the first quarter of 2007 to the first quarter of 2008 and the number of fully diluted weighted shares outstanding increased by 18% from the issuance of common stock for specific acquisitions and for certain services.

Troy Lowrie, Chairman and Chief Executive Officer, stated, “2008 is off to a great start with our first quarter results. Despite harsh winter weekends in the Midwest and Northeast, organic growth of same store sales was above expectations and that trend has been continuing strong in the second quarter as well as the increases of cash flow from operating activities. As previously, announced, the Jaguar acquisition that closed April 14, will produce approximately $5.0 million in annual revenues if we had owned it since the beginning of this year and an annual EBITDA of $2.0 million. As stated previously, including this acquisition, the Company’s 2008 revenues from existing stores owned by the company should continue to approximate $57.0 million in revenue and $16.0 million of EBITDA. While we continue to affirm our guidance of $0.40 -0.43 per share for 2008’s earnings with just existing stores, with the robust start of the second quarter, we are very optimistic about the Company’s business outlook for the remainder of the year. Moreover, the earnings growth leverage of our business model, our previously announced acquisitions in process and the long-term pipeline of acquisition opportunities to provide growth, we continue to believe that the Company is undervalued.”

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 |

1.800.627.8243 | www.vcgh.com

Management will host a webcast and conference call to discuss the first-quarter and three month results today, Monday, May 12, 2008 at 2:00 p.m. ET. The presentation can be accessed at www.vcgh.com and clicking on the investor relations header, or participants can call 1-877-591-4949 (domestic) or 1-719-325-4894 (international). A recording of the conference call will be available until midnight May 15, 2008 by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, and entering the confirmation number of 9146969.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The nightclubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME and Miami, FL.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Troy H. Lowrie, CEO		Stanley Berger, Investor Relations
Don Prosser, CFO		SM Berger & Co.
VCG Holding Corporation		3201 Enterprise Parkway
390 Union Blvd, Suite 540		Cleveland, Ohio 44124
Lakewood, Colorado 80228		Telephone	216.464.6400
Telephone	303.934.2424	Facsimile	216-464-4126
Facsimile	303-922.0746	Email:	stan@smberger.com
Email:	tlowrie@vcgh.com dprosser@vcgh.com

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 |

1.800.627.8243 | www.vcgh.com

VCG HOLDING CORP.

CONDENSED INCOME STATEMENT DATA

	Three Months Ended March 31,
	2007	2008
Total Revenue	$6,387,396	$13,325,955
Cost of goods sold	4,091,285	8,612,439
G&A	1,374,566	3,062,704

Income from operations	1,412,495	2,864,969
Total other income (expenses)	(201,313)	(769,932)

Income from continuing operations before income taxes	1,211,182	2,095,037
Total income taxes	150,000	650,000
Minority interest	(33,244)	(111,383)

Net Income from continuing operations	1,027,938	1,333,652

Loss from discontinued operations	(15,085)	—

Net income	$1,012,853	$1,333,652

Basic income per common share	$0.07	$0.08
Fully diluted income per common share	$0.07	$0.07
Weighted average shares outstanding	14,606,729	17,431,035
Fully diluted weighted average shares outstanding	15,213,684	17,923,402

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 |

1.800.627.8243 | www.vcgh.com

VCG HOLDING CORP.

CONDENSED BALANCE SHEET DATA

	December 31,	March 31,
	2007	2008
Assets
Total Current Assets	$5,047,086	$5,590,460
Property, Plant and Equipment, net	24,517,181	25,022,323
Other Assets	64,633,289	65,164,266

Total Assets	$94,197,556	$95,777,049

Liabilities and Stockholders’ Equity
Total Current Liabilities	$11,904,008	$11,308,299
Long-term Liabilities	22,566,274	22,140,829
Total Liabilities	34,470,282	33,449,128

Minority Interest Liability	3,662,767	3,605,606

Total stockholders’ equity	56,064,507	58,722,315

Total Liabilities and Stockholders’ Equity	$94,197,556	$95,777,049

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 |

1.800.627.8243 | www.vcgh.com